Exhibit 99

6363 Main Street/Williamsville, NY 14221

Release Date:	Immediate July 31, 2024	Natalie M. Fischer Investor Relations 716-857-7315	Timothy J. Silverstein Chief Financial Officer 716-857-6987

NATIONAL FUEL REPORTS THIRD QUARTER FISCAL 2024 EARNINGS
AND ANNOUNCES PRELIMINARY GUIDANCE FOR FISCAL 2025

WILLIAMSVILLE, N.Y.: National Fuel Gas Company (“National Fuel” or the “Company”) (NYSE:NFG) today announced consolidated results for the third quarter of its 2024 fiscal year and for the nine months ended June 30, 2024.

FISCAL 2024 THIRD QUARTER SUMMARY
•GAAP net loss of $54.2 million, or $0.59 per share, which includes a $145.0 million non-cash, after-tax impairment charge related to the carrying value of exploration and production properties, compared to GAAP net income of $92.6 million, or $1.00 per share, in the prior year.
•Adjusted operating results of $91.7 million, or $0.99 per share, compared to $93.4 million, or $1.01 per share, in the prior year (see non-GAAP reconciliation on page 2).
•Pipeline and Storage segment net income increased $6.9 million, or 29%, from the prior year, primarily due to the resolution of the National Fuel Gas Supply Corporation (“Supply Corporation”) rate proceeding.
•Utility segment net income increased $2.5 million compared to the prior year, largely as a result of the continued impact of a rate increase in National Fuel Gas Distribution Corporation’s (“Distribution Corporation”) Pennsylvania service territory that went into effect August 2023.
•Exploration and Production segment, Seneca Resources Company, LLC (“Seneca”), produced 96.5 Bcf of natural gas, an increase of 2% from the prior year despite approximately 5.6 Bcf of price-related curtailments in the quarter.
•Realized natural gas prices of $2.28 per Mcf, an increase of $0.01 per Mcf from the prior year, as hedging gains more than offset a $0.20 per Mcf decrease in NYMEX prices from the prior year.
•Gathering segment net income increased by $0.8 million, or 3%, driven by continued growth in throughput related to Seneca’s development program.
•The Company continued to prioritize shareholder returns this quarter as the Board approved a 4% increase in the dividend, for an annual rate of $2.06 per share, while also purchasing approximately 527,000 shares year-to-date for $29 million at an average share price of $54.28, under our share repurchase program.
•The Company is narrowing its fiscal 2024 earnings guidance to a range of $5.00 to $5.10 per share, excluding items impacting comparability, and initiating its fiscal 2025 earnings guidance with a range of $5.75 to $6.25 per share, an increase of 19% from fiscal 2024, at the midpoint (see Guidance Summary on page 8). This increase in earnings growth supports the Company's average annual increase in earnings per share which is expected to exceed 10% over the next three years.

MANAGEMENT COMMENTS

David P. Bauer, President and Chief Executive Officer of National Fuel Gas Company, stated: “National Fuel’s solid third quarter adjusted operating results were bolstered by increased earnings from our rate-regulated businesses and our disciplined hedging program, which mitigated a large portion of the potential impact of lower natural gas prices in our upstream business. Despite this near-term commodity price challenge, National Fuel’s long-term outlook for growing earnings and free cash flow remains strong.

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“Our ongoing transition to Seneca’s Eastern Development Area (“EDA”) continues to exceed expectations and positions us well to see further improvements in capital efficiency. We are also seeing significant growth in our regulated businesses as a result of recent ratemaking activity and our ongoing modernization programs. Combining our solid operational execution across our assets with the strong long-term outlook for natural gas prices, we expect to deliver greater than 10% average annual growth in earnings per share over the next three years.

“Additionally, National Fuel’s strong outlook supports our commitment to returning an increasing amount of capital to shareholders through our long-standing and growing dividend, as well as our share repurchase program authorized earlier this year. This commitment to return cash to shareholders, along with our expected growth in earnings and free cash flow, and our continued focus on delivering strong returns on capital, provide an excellent foundation to drive significant value for shareholders.”

RECONCILIATION OF GAAP EARNINGS TO ADJUSTED OPERATING RESULTS

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(in thousands except per share amounts)	2024	2023	2024	2023
Reported GAAP Earnings	$(54,158)	$92,620	$245,134	$403,189
Items impacting comparability:
Impairment of exploration and production properties (E&P)	200,696	—	200,696	—
Tax impact of impairment of exploration and production properties	(55,686)	—	(55,686)	—
Unrealized (gain) loss on derivative asset (E&P)	1,186	1,430	4,848	3,702
Tax impact of unrealized (gain) loss on derivative asset	(325)	(392)	(1,330)	(1,015)
Unrealized (gain) loss on other investments (Corporate / All Other)	15	(355)	(1,803)	(1,632)
Tax impact of unrealized (gain) loss on other investments	(3)	74	379	343
Adjusted Operating Results	$91,725	$93,377	$392,238	$404,587

Reported GAAP Earnings Per Share	$(0.59)	$1.00	$2.65	$4.37
Items impacting comparability:
Impairment of exploration and production properties, net of tax (E&P)	1.58	—	1.57	—
Unrealized (gain) loss on derivative asset, net of tax (E&P)	0.01	0.01	0.04	0.03
Unrealized (gain) loss on other investments, net of tax (Corporate / All Other)	—	—	(0.02)	(0.01)
Rounding	(0.01)	—	—	(0.01)
Adjusted Operating Results Per Share	$0.99	$1.01	$4.24	$4.38

FISCAL 2024 GUIDANCE UPDATE

National Fuel is revising its fiscal 2024 earnings guidance to a range of $5.00 to $5.10 per share, an increase of 3% at the midpoint of the Company’s prior guidance range. This updated range, which excludes items impacting comparability, reflects the results of the third quarter along with updated assumptions for the remaining three months of the year.

The Company is now assuming NYMEX natural gas prices will average $2.40 per MMBtu for the remainder of fiscal 2024, an increase of $0.40 from the prior assumption. For guidance purposes, this updated natural gas price projection approximates the current NYMEX forward curve.

The Exploration and Production segment’s fiscal 2024 net production is now expected to be in the range of 390 to 400 Bcf, a decrease of 2.5 Bcf from previous guidance at the midpoint. This decrease is driven by the impact of approximately 5.6 Bcf of price-related curtailments due to low in-basin pricing during the third quarter, partially offset by better-than-expected results in the EDA. This guidance range does not incorporate any future price-related curtailments over the remainder of the fiscal year. Seneca currently has firm sales contracts in place for approximately 95% of its projected remaining fiscal 2024 natural gas production, significantly limiting its exposure to in-basin markets. Approximately 73% of expected remaining production is either matched by a financial hedge or was entered into at a fixed price.

Seneca is also reducing its fiscal 2024 capital guidance by $10 million at the top end of the range, or $5 million at the midpoint of guidance. This is the second consecutive quarter of capital reductions at Seneca as a result of operational efficiencies associated with the ongoing transition to the EDA and is indicative of the capital efficiency trends we are realizing as we head into fiscal 2025.
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The Company’s other fiscal 2024 guidance assumptions remain largely unchanged and are detailed in the table on page 8.

INITIATION OF FISCAL 2025 PRELIMINARY GUIDANCE

In the non-regulated Exploration and Production and Gathering segments, the ongoing transition to the highly prolific EDA and lower activity compared to fiscal 2024 is anticipated to drive modest long-term production growth (0-5% annually) and reduce capital expenditures, furthering the trend of enhancing capital efficiency. Combining this with the outlook for higher natural gas prices, these segments are positioned to generate increasing earnings and free cash flow in fiscal 2025. In addition, recent and ongoing ratemaking activity, along with continued investments in system modernization, is expected to drive meaningful growth in rate base and earnings at the Company’s rate-regulated segments.

As a result of these factors, the Company is initiating preliminary earnings guidance for fiscal 2025 with a range of $5.75 to $6.25 per share, or $6.00 per share at the midpoint, an increase of 19% from the midpoint of the revised fiscal 2024 guidance range.

Seneca’s fiscal 2025 net production is expected to increase to a range of 400 to 420 Bcf, an increase of 4% versus fiscal 2024 at the midpoint of the guidance range. In addition, the Company is assuming NYMEX natural gas prices of $3.25 per MMBtu for the year, which will drive expected natural gas price realizations after hedging to increase by approximately $0.20 per Mcf from estimated fiscal 2024 realizations.

Overall, Seneca has firm sales contracts in place for approximately 88% of its expected fiscal 2025 natural gas production, significantly limiting its exposure to in-basin markets. Approximately 60% of expected production is supported by financial hedges or fixed price contracts, balancing downside protection with upside opportunity. To the extent that NYMEX increases $0.25 per MMBtu for the year, we would expect earnings per share to increase by approximately $0.35 per share, whereas a decrease to prices of $0.25 per MMBtu would reduce projected earnings per share by $0.30.

In the Company’s regulated segments, the impact of the recently settled Supply Corporation rate case is expected to drive continued revenue growth in the Pipeline and Storage segment, with revenues projected to be in a range of $415 million to $435 million, which at the midpoint represents a 4% increase from the fiscal 2024 guidance range. In addition, in the Utility segment, the Company is proceeding with the rate case filed in late 2023 in its New York jurisdiction. The impact of the expected base rate increase is expected to further contribute to growing margin and net income in this segment.

The Company’s consolidated capital expenditures in fiscal 2025 are expected to be in a range of $885 million to $970 million, which is largely in line with fiscal 2024 guidance.

Capital expenditures in the Company’s rate-regulated Pipeline and Storage and Utility segments, collectively, are expected to be in the range of $295 million to $335 million for fiscal 2025, an increase of 8% from fiscal 2024 at the midpoint. Most of this spending will be focused on modernization programs that further enhance the safety, reliability, and resiliency of the Company’s critical infrastructure, and contribute to the ongoing reduction in the Company’s emissions profile. Investments in these businesses, combined with ongoing ratemaking activity to timely recovery on these investments, provide for the ability to generate stable, predictable, value-accretive returns, and are an efficient means of deploying cash flow generated across the Company to the long-term benefit of shareholders.

The Company projects fiscal 2025 capital expenditures in its Exploration and Production and Gathering segments, collectively, to be in the range of $590 million to $635 million, a decrease of $25 million, or 4%, from fiscal 2024 at the midpoint. This capital program assumes a pace of development driven by operating a single, dedicated frac fleet throughout the year. Further, Seneca plans to operate one to two horizontal rigs and intermittently operate a top hole rig. In addition, the Gathering segment will continue its multi-year build out of key centralized infrastructure in the Tioga County region, which supports Seneca’s EDA development activity.

Additional details on the Company’s updated forecast assumptions and business segment guidance for fiscal 2024 and fiscal 2025 are outlined in the table on page 8.

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DISCUSSION OF THIRD QUARTER RESULTS BY SEGMENT

The following earnings discussion of each operating segment for the quarter ended June 30, 2024 is summarized in a tabular form on pages 9 and 10 of this report (earnings drivers for the nine months ended June 30, 2024 are summarized on pages 11 and 12). It may be helpful to refer to those tables while reviewing this discussion.

Note that management defines adjusted operating results as reported GAAP earnings adjusted for items impacting comparability, and adjusted EBITDA as reported GAAP earnings before the following items: interest expense, income taxes, depreciation, depletion and amortization, other income and deductions, impairments, and other items reflected in operating income that impact comparability.

Upstream Business

Exploration and Production Segment

The Exploration and Production segment operations are carried out by Seneca. Seneca explores for, develops and produces primarily natural gas reserves in Pennsylvania.

	Three Months Ended
	June 30,
(in thousands)	2024	2023	Variance
GAAP Earnings	$(112,028)	$43,329	$(155,357)
Impairment of exploration and production properties, net of tax	145,010	—	145,010
Unrealized (gain) loss on derivative asset, net of tax	861	1,038	(177)
Adjusted Operating Results	$33,843	$44,367	$(10,524)

Adjusted EBITDA	$128,535	$134,236	$(5,701)

Seneca’s third quarter GAAP earnings decreased $155.4 million versus the prior year. This was primarily driven by a non-cash, pre-tax impairment charge of $200.7 million ($145.0 million after-tax) to write-down the carrying value of Seneca’s reserves under the full cost method of accounting. This method requires Seneca to perform a quarterly “ceiling test” comparing the present value of future net revenues from its reserves based on an unweighted arithmetic average of first day of the month pricing for each month within the 12-month period prior to the end of the reporting period (“the ceiling”) with the book value of those reserves at the balance sheet date. If the book value of the reserves exceeds the ceiling, a non-cash impairment charge must be recorded in order to reduce the book value of the reserves to the calculated ceiling. For purposes of the ceiling test, the 12-month average of first day of the month pricing for NYMEX natural gas for period ended June 30, 2024 was $2.32 per MMBtu. Seneca could potentially record non-cash impairments in future quarters depending on the commodity price environment.

Excluding this item, as well as the net impact of unrealized losses recorded quarter-over-quarter related to reductions in the fair value of contingent consideration received in connection with the June 2022 divestiture of Seneca’s California asset (see table above), Seneca's adjusted operating results decreased $10.5 million as higher natural gas production was more than offset by increases in per unit operating expenses.

During the third quarter, Seneca produced 96.5 Bcf of natural gas, an increase of 1.8 Bcf, or 2%, from the prior year, despite the impact of approximately 5.6 Bcf of price-related curtailments due to low in-basin pricing. The increase in production was largely due to production from new Marcellus and Utica wells in Seneca’s EDA.
Seneca’s average realized natural gas price, after the impact of hedging and transportation costs, was $2.28 per Mcf, an increase of $0.01 per Mcf from the prior year. Pre-hedging realized natural gas prices decreased 10% from the prior year; however, Seneca’s hedging portfolio, which experienced a gain of $0.78 per Mcf during the quarter, more than offset this impact.

On a per unit basis, lease operating and transportation expense (“LOE”) was $0.69 per Mcf, an increase of $0.04 per Mcf from the prior year. On an absolute basis, LOE increased $4.8 million primarily due to higher transportation and gathering costs as a result of increased production. LOE included $55.0 million for gathering and compression services from the Company’s Gathering segment to connect Seneca’s production to sales points along interstate pipelines.

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General and administrative (“G&A”) expense was $0.19 per Mcf, an increase of $0.02 per Mcf from the prior year. On an absolute basis, Seneca’s G&A expense increased $2.3 million primarily due to an increase in personnel costs.

Depreciation, depletion and amortization (“DD&A”) expense was $0.71 per Mcf, an increase of $0.07 per Mcf from the prior year. Absolute DD&A expense increased $8.2 million due to a higher per unit DD&A rate and higher natural gas production. The higher per unit rate was driven by an increase in Seneca’s full cost pool due to a combination of higher capitalized costs and an increase in estimated future development costs related to proved undeveloped wells.

Seneca’s all other operating and maintenance (“O&M”) expense increased $2.2 million due primarily to an increase in an accrual for estimated plugging and abandonment expenses related to certain offshore Gulf of Mexico wells that were sold by Seneca to an operator that has since gone bankrupt. As a result, a portion of the cost of abandoning the wells is expected to revert back to Seneca.

Midstream Businesses

Pipeline and Storage Segment

The Pipeline and Storage segment’s operations are carried out by Supply Corporation and Empire Pipeline, Inc. (“Empire”). The Pipeline and Storage segment provides natural gas transportation and storage services to affiliated and non-affiliated companies through an integrated system of pipelines and underground natural gas storage fields in western New York and Pennsylvania.

	Three Months Ended
	June 30,
(in thousands)	2024	2023	Variance
GAAP Earnings	$30,690	$23,813	$6,877

Adjusted EBITDA	$68,221	$57,636	$10,585

The Pipeline and Storage segment’s third quarter GAAP earnings increased $6.9 million versus the prior year primarily due to higher operating revenues, partly offset by higher O&M, DD&A, and interest expenses.

The increase in operating revenues of $13.0 million, or 14%, was primarily attributable to an increase in Supply Corporation’s transportation and storage rates effective February 1, 2024, in accordance with its rate case settlement.

O&M expense increased $1.9 million primarily due to an increase in personnel costs. The increase in DD&A expense of $0.7 million was attributable to higher average depreciable plant in service compared to the prior year, partially offset by a modest adjustment to depreciation expense related to the final regulatory approval of Supply Corporation’s rate case settlement. Interest expense increased $1.0 million primarily due to a higher average amount of net borrowings.

Gathering Segment

The Gathering segment’s operations are carried out by National Fuel Gas Midstream Company, LLC’s limited liability companies. The Gathering segment constructs, owns and operates natural gas gathering pipelines and compression facilities in the Appalachian region, which delivers Seneca and other non-affiliated Appalachian production to the interstate pipeline system.

	Three Months Ended
	June 30,
(in thousands)	2024	2023	Variance
GAAP Earnings	$24,979	$24,135	$844

Adjusted EBITDA	$47,631	$46,032	$1,599

The Gathering segment’s third quarter GAAP earnings increased $0.8 million versus the prior year primarily due to higher operating revenues, partly offset by higher DD&A expense. Operating revenues increased $1.2 million, or 2%, which was the result of a $2.2 million increase in revenue from Seneca and a $1.0 million decrease in revenue from non-affiliated parties. DD&A expense increased $0.7 million primarily due to higher average depreciable plant in service compared to the prior year.
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Downstream Business

Utility Segment

The Utility segment operations are carried out by Distribution Corporation, which sells or transports natural gas to customers located in western New York and northwestern Pennsylvania.

	Three Months Ended
	June 30,
(in thousands)	2024	2023	Variance
GAAP Earnings	$2,559	$37	$2,522

Adjusted EBITDA	$21,047	$20,912	$135

The Utility segment’s third quarter GAAP earnings increased $2.5 million versus the prior year due to higher customer margins (operating revenues less purchased gas sold) and a lower effective income tax rate, partially offset by an increase in O&M and DD&A expenses.

The $3.4 million increase in customer margin for the quarter was primarily due to the impact of the base rate increase in Distribution Corporation’s Pennsylvania jurisdiction. Higher revenues from the Company’s system modernization tracking mechanisms in its New York service territory also contributed to the increase. These increases were partially offset by a decrease in customer usage due primarily to warmer weather as compared to the prior-year third quarter. Weather was 35.3% and 28.3% warmer than the prior-year third quarter in Pennsylvania and New York, respectively. As part of Distribution Corporation’s rate settlement in Pennsylvania, the Company received approval to implement a weather normalization adjustment (“WNA”), which serves to help mitigate the impact of temperature fluctuations on usage and margin revenues billed to residential and small commercial customers during the months of October through May (subject to a 3% deadband). The Company recovered approximately $1.7 million from the Pennsylvania WNA mechanism in the current quarter. Distribution Corporation continues to benefit from a WNA mechanism in its New York jurisdiction, which generated revenue of $2.1 million during the quarter, an increase of $1.4 million over the prior year, which also helped to mitigate the impact of warmer weather on margins.

O&M expense increased by $3.4 million, primarily driven by higher personnel costs largely due to an increase in headcount and a slight increase in wage rates. Increases in professional and legal fees related to the current New York rate case proceeding and higher technology-related costs also contributed to the increase. These increases were partially offset by a decline in the accrual for uncollectible accounts due to a decrease in the natural gas commodity component of customer bills. DD&A expense increased $1.4 million primarily due to higher average depreciable plant in service compared to the prior year.

The reduction in the Utility segment’s effective income tax rate was primarily driven by an increase in tax deductions related to certain repairs and maintenance expenditures as a result of updated IRS guidance published in 2023.

Corporate and All Other

The Company’s operations that are included in Corporate and All Other generated a combined net loss of $0.4 million in the current-year third quarter, which was $1.7 million lower than the combined earnings of $1.3 million in the prior-year third quarter. The reduction in earnings was primarily driven by a $1.0 million decrease in investment income on marketable securities and corporate-owned life insurance policies.

EARNINGS TELECONFERENCE

The Company will host a conference call on Thursday, August 1, 2024, at 10 a.m. Eastern Time to discuss this announcement. All participants must pre-register to join this conference using the Participant Registration link. Once registered, an email will be sent with important details for this conference, as well as a unique Registrant ID. A webcast link to the conference call will be provided under the Events Calendar on the NFG Investor Relations website at investor.nationalfuelgas.com. A replay will be available following the call through the end of the day, Thursday, August 8, 2024. To access the replay, dial 1-800-770-2030 and provide Playback ID 99768.

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National Fuel is an integrated energy company reporting financial results for four operating segments: Exploration and Production, Pipeline and Storage, Gathering, and Utility. Additional information about National Fuel is available at www.nationalfuelgas.com.

Analyst Contact:	Natalie M. Fischer	716-857-7315
Media Contact:	Karen L. Merkel	716-857-7654

Certain statements contained herein, including statements identified by the use of the words “anticipates,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “predicts,” “projects,” “believes,” “seeks,” “will,” “may” and similar expressions, and statements which are other than statements of historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: impairments under the SEC’s full cost ceiling test for natural gas reserves; changes in the price of natural gas; changes in laws, regulations or judicial interpretations to which the Company is subject, including those involving derivatives, taxes, safety, employment, climate change, other environmental matters, real property, and exploration and production activities such as hydraulic fracturing; governmental/regulatory actions, initiatives and proceedings, including those involving rate cases (which address, among other things, target rates of return, rate design, retained natural gas and system modernization), environmental/safety requirements, affiliate relationships, industry structure, and franchise renewal; the Company’s ability to estimate accurately the time and resources necessary to meet emissions targets; governmental/regulatory actions and/or market pressures to reduce or eliminate reliance on natural gas; increased costs or delays or changes in plans with respect to Company projects or related projects of other companies, as well as difficulties or delays in obtaining necessary governmental approvals, permits or orders or in obtaining the cooperation of interconnecting facility operators; changes in economic conditions, including inflationary pressures, supply chain issues, liquidity challenges, and global, national or regional recessions, and their effect on the demand for, and customers’ ability to pay for, the Company’s products and services; the creditworthiness or performance of the Company’s key suppliers, customers and counterparties; financial and economic conditions, including the availability of credit, and occurrences affecting the Company’s ability to obtain financing on acceptable terms for working capital, capital expenditures and other investments, including any downgrades in the Company’s credit ratings and changes in interest rates and other capital market conditions; changes in price differentials between similar quantities of natural gas sold at different geographic locations, and the effect of such changes on commodity production, revenues and demand for pipeline transportation capacity to or from such locations; the impact of information technology disruptions, cybersecurity or data security breaches; factors affecting the Company’s ability to successfully identify, drill for and produce economically viable natural gas reserves, including among others geology, lease availability and costs, title disputes, weather conditions, water availability and disposal or recycling opportunities of used water, shortages, delays or unavailability of equipment and services required in drilling operations, insufficient gathering, processing and transportation capacity, the need to obtain governmental approvals and permits, and compliance with environmental laws and regulations; the Company’s ability to complete strategic transactions; increasing health care costs and the resulting effect on health insurance premiums and on the obligation to provide other post-retirement benefits; other changes in price differentials between similar quantities of natural gas having different quality, heating value, hydrocarbon mix or delivery date; the cost and effects of legal and administrative claims against the Company or activist shareholder campaigns to effect changes at the Company; negotiations with the collective bargaining units representing the Company’s workforce, including potential work stoppages during negotiations; uncertainty of natural gas reserve estimates; significant differences between the Company’s projected and actual production levels for natural gas; changes in demographic patterns and weather conditions (including those related to climate change); changes in the availability, price or accounting treatment of derivative financial instruments; changes in laws, actuarial assumptions, the interest rate environment and the return on plan/trust assets related to the Company’s pension and other post-retirement benefits, which can affect future funding obligations and costs and plan liabilities; economic disruptions or uninsured losses resulting from major accidents, fires, severe weather, natural disasters, terrorist activities or acts of war, as well as economic and operational disruptions due to third-party outages; significant differences between the Company’s projected and actual capital expenditures and operating expenses; or increasing costs of insurance, changes in coverage and the ability to obtain insurance. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date thereof.
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NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

GUIDANCE SUMMARY

As discussed on page 2, the Company is revising its earnings guidance for fiscal 2024 and initiating guidance for fiscal 2025. Additional details on the Company's forecast assumptions and business segment guidance for fiscal 2024 and fiscal 2025 are outlined in the table below.

The revised earnings guidance range does not include the impact of certain items that impacted the comparability of earnings during the nine months ended June 30, 2024, including: (1) the after tax impairment of exploration and production properties, which reduced earnings by $1.57 per share; (2) after-tax unrealized losses on a derivative asset, which reduced earnings by $0.04 per share; and (3) after-tax unrealized gains on other investments, which increased earnings by $0.02 per share. While the Company expects to record certain adjustments to unrealized gain or loss on a derivative asset and unrealized gain or loss on investments during the three months ending September 30, 2024, the amounts of these and other potential adjustments and charges, including ceiling test impairments, are not reasonably determinable at this time. As such, the Company is unable to provide earnings guidance other than on a non-GAAP basis.

	Updated FY 2024 Guidance	Preliminary FY 2025 Guidance
Adjusted Consolidated Earnings per Share, excluding items impacting comparability	$5.00 to $5.10	$5.75 to $6.25
Consolidated Effective Tax Rate	~ 24.5%	~ 24.5 - 25%

Capital Expenditures (Millions)
Exploration and Production	$525 - $545	$495 - $525
Pipeline and Storage	$120 - $140	$130 - $150
Gathering	$95 - $110	$95 - $110
Utility	$150 - $175	$165 - $185
Consolidated Capital Expenditures	$890 - $970	$885 - $970

Exploration and Production Segment Guidance*

Commodity Price Assumptions
NYMEX natural gas price	$2.40 /MMBtu	$3.25 /MMBtu
Appalachian basin spot price	$1.50 /MMBtu	$2.30 /MMBtu

Production (Bcf)	390 to 400	400 to 420

E&P Operating Costs ($/Mcf)
LOE	~ $0.69	$0.68 - $0.70
G&A	~ $0.18	$0.18 - $0.19
DD&A	$0.70 - $0.72	$0.70 - $0.74

Other Business Segment Guidance (Millions)
Gathering Segment Revenues	$240 - $250	$245 - $255
Pipeline and Storage Segment Revenues	$400 - $415	$415 - $435

* Fiscal 2024 commodity price assumptions are for the remaining three months of the fiscal year.

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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
QUARTER ENDED JUNE 30, 2024
(Unaudited)

	Upstream	Midstream		Downstream

	Exploration &	Pipeline &			Corporate /
(Thousands of Dollars)	Production	Storage	Gathering	Utility	All Other	Consolidated*

Third quarter 2023 GAAP earnings	$43,329	$23,813	$24,135	$37	$1,306	$92,620
Items impacting comparability:
Unrealized (gain) loss on derivative asset	1,430					1,430
Tax impact of unrealized (gain) loss on derivative asset	(392)					(392)
Unrealized (gain) loss on other investments					(355)	(355)
Tax impact of unrealized (gain) loss on other investments					74	74
Third quarter 2023 adjusted operating results	44,367	23,813	24,135	37	1,025	93,377
Drivers of adjusted operating results**
Upstream Revenues
Higher (lower) natural gas production	3,158					3,158
Higher (lower) realized natural gas prices, after hedging	248					248
Midstream Revenues
Higher (lower) operating revenues		10,289	959			11,248
Downstream Margins***
Impact of usage and weather				(2,404)		(2,404)
Impact of new rates in Pennsylvania				2,285		2,285
System modernization and improvement tracker revenues				3,528		3,528
Higher (lower) other operating revenues				(435)		(435)
Operating Expenses
Lower (higher) lease operating and transportation expenses	(3,765)					(3,765)
Lower (higher) operating expenses	(3,558)	(1,518)	369	(2,711)	(435)	(7,853)
Lower (higher) property, franchise and other taxes	(596)					(596)
Lower (higher) depreciation / depletion	(6,473)	(570)	(589)	(1,087)		(8,719)
Other Income (Expense)
Higher (lower) other income					(623)	(623)
(Higher) lower interest expense	(823)	(776)				(1,599)
Income Taxes
Lower (higher) income tax expense / effective tax rate	1,413	(510)	(22)	3,290	(142)	4,029
All other / rounding	(128)	(38)	127	56	(171)	(154)
Third quarter 2024 adjusted operating results	33,843	30,690	24,979	2,559	(346)	91,725
Items impacting comparability:
Impairment of exploration and production properties	(200,696)					(200,696)
Tax impact of impairment of exploration and production properties	55,686					55,686
Unrealized gain (loss) on derivative asset	(1,186)					(1,186)
Tax impact of unrealized gain (loss) on derivative asset	325					325
Unrealized gain (loss) on other investments					(15)	(15)
Tax impact of unrealized gain (loss) on other investments					3	3
Third quarter 2024 GAAP earnings	$(112,028)	$30,690	$24,979	$2,559	$(358)	$(54,158)

* Amounts do not reflect intercompany eliminations.
** Drivers of adjusted operating results have been calculated using the 21% federal statutory rate.
*** Downstream margin defined as operating revenues less purchased gas expense.

Page 10.

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
QUARTER ENDED JUNE 30, 2024
(Unaudited)

	Upstream	Midstream		Downstream

	Exploration &	Pipeline &			Corporate /
	Production	Storage	Gathering	Utility	All Other	Consolidated*

Third quarter 2023 GAAP earnings per share	$0.47	$0.26	$0.26	$—	$0.01	$1.00
Items impacting comparability:
Unrealized (gain) loss on derivative asset, net of tax	0.01					0.01
Unrealized (gain) loss on other investments, net of tax					—	—
Third quarter 2023 adjusted operating results per share	0.48	0.26	0.26	—	0.01	1.01
Drivers of adjusted operating results**
Upstream Revenues
Higher (lower) natural gas production	0.03					0.03
Higher (lower) realized natural gas prices, after hedging	—					—
Midstream Revenues
Higher (lower) operating revenues		0.11	0.01			0.12
Downstream Margins***
Impact of usage and weather				(0.03)		(0.03)
Impact of new rates in Pennsylvania				0.02		0.02
System modernization and improvement tracker revenues				0.04		0.04
Higher (lower) other operating revenues				—		—
Operating Expenses
Lower (higher) lease operating and transportation expenses	(0.04)					(0.04)
Lower (higher) operating expenses	(0.04)	(0.02)	—	(0.03)	—	(0.09)
Lower (higher) property, franchise and other taxes	(0.01)					(0.01)
Lower (higher) depreciation / depletion	(0.07)	(0.01)	(0.01)	(0.01)		(0.10)
Other Income (Expense)
Higher (lower) other income					(0.01)	(0.01)
(Higher) lower interest expense	(0.01)	(0.01)				(0.02)
Income Taxes
Lower (higher) income tax expense / effective tax rate	0.02	(0.01)	—	0.04	—	0.05
All other / rounding	0.01	0.01	0.01	—	(0.01)	0.02
Third quarter 2024 adjusted operating results per share	0.37	0.33	0.27	0.03	(0.01)	0.99
Items impacting comparability:
Impairment of exploration and production properties, net of tax	(1.58)					(1.58)
Unrealized gain (loss) on derivative asset, net of tax	(0.01)					(0.01)
Unrealized gain (loss) on other investments, net of tax					—	—
Rounding					0.01	0.01
Third quarter 2024 GAAP earnings per share	$(1.22)	$0.33	$0.27	$0.03	$—	$(0.59)

* Amounts do not reflect intercompany eliminations.
** Drivers of adjusted operating results have been calculated using the 21% federal statutory rate.
*** Downstream margin defined as operating revenues less purchased gas expense.

Page 11.

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
NINE MONTHS ENDED JUNE 30, 2024
(Unaudited)

	Upstream	Midstream		Downstream

	Exploration &	Pipeline &			Corporate /
(Thousands of Dollars)	Production	Storage	Gathering	Utility	All Other	Consolidated*
Nine months ended June 30, 2023 GAAP earnings	$195,503	$77,147	$73,207	$55,574	$1,758	$403,189
Items impacting comparability:
Unrealized (gain) loss on derivative asset	3,702					3,702
Tax impact of unrealized (gain) loss on derivative asset	(1,015)					(1,015)
Unrealized (gain) loss on other investments					(1,632)	(1,632)
Tax impact of unrealized (gain) loss on other investments					343	343
Nine months ended June 30, 2023 adjusted operating results	198,190	77,147	73,207	55,574	469	404,587
Drivers of adjusted operating results**
Upstream Revenues
Higher (lower) natural gas production	44,664					44,664
Higher (lower) realized natural gas prices, after hedging	(39,994)					(39,994)
Higher (lower) other operating revenues	(3,607)					(3,607)
Midstream Revenues
Higher (lower) operating revenues		17,931	11,377			29,308
Downstream Margins***
Impact of usage and weather				(710)		(710)
Impact of new rates in Pennsylvania				17,663		17,663
System modernization and improvement tracker revenues				6,210		6,210
Regulatory revenue adjustments				(2,119)		(2,119)
Higher (lower) other operating revenues				(1,923)		(1,923)
Operating Expenses
Lower (higher) lease operating and transportation expenses	(11,197)					(11,197)
Lower (higher) operating expenses	(7,903)	(4,456)		(7,725)	(1,578)	(21,662)
Lower (higher) property, franchise and other taxes	3,301					3,301
Lower (higher) depreciation / depletion	(31,161)	(2,594)	(1,728)	(2,570)		(38,053)
Other Income (Expense)
Higher (lower) other income		1,260		1,283	(1,794)	749
(Higher) lower interest expense	(4,738)	(2,367)	578		1,906	(4,621)
Income Taxes
Lower (higher) income tax expense / effective tax rate	2,895	(845)	(1,003)	7,535	64	8,646
All other / rounding	599	(594)	79	630	282	996
Nine months ended June 30, 2024 adjusted operating results	151,049	85,482	82,510	73,848	(651)	392,238
Items impacting comparability:
Impairment of exploration and production properties	(200,696)					(200,696)
Tax impact of impairment of exploration and production properties	55,686					55,686
Unrealized gain (loss) on derivative asset	(4,848)					(4,848)
Tax impact of unrealized gain (loss) on derivative asset	1,330					1,330
Unrealized gain (loss) on other investments					1,803	1,803
Tax impact of unrealized gain (loss) on other investments					(379)	(379)
Nine months ended June 30, 2024 GAAP earnings	$2,521	$85,482	$82,510	$73,848	$773	$245,134

* Amounts do not reflect intercompany eliminations.
** Drivers of adjusted operating results have been calculated using the 21% federal statutory rate.
*** Downstream margin defined as operating revenues less purchased gas expense.

Page 12.

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
NINE MONTHS ENDED JUNE 30, 2024
(Unaudited)

	Upstream	Midstream		Downstream

	Exploration &	Pipeline &			Corporate /
	Production	Storage	Gathering	Utility	All Other	Consolidated*
Nine months ended June 30, 2023 GAAP earnings per share	$2.12	$0.84	$0.79	$0.60	$0.02	$4.37
Items impacting comparability:
Unrealized (gain) loss on derivative asset, net of tax	0.03					0.03
Unrealized (gain) loss on other investments, net of tax					(0.01)	(0.01)
Rounding					(0.01)	(0.01)
Nine months ended June 30, 2023 adjusted operating results per share	2.15	0.84	0.79	0.60	—	4.38
Drivers of adjusted operating results**
Upstream Revenues
Higher (lower) natural gas production	0.48					0.48
Higher (lower) realized natural gas prices, after hedging	(0.43)					(0.43)
Higher (lower) other operating revenues	(0.04)					(0.04)
Midstream Revenues
Higher (lower) operating revenues		0.19	0.12			0.31
Downstream Margins***
Impact of usage and weather				(0.01)		(0.01)
Impact of new rates in Pennsylvania				0.19		0.19
System modernization and improvement tracker revenues				0.07		0.07
Regulatory revenue adjustments				(0.02)		(0.02)
Higher (lower) other operating revenues				(0.02)		(0.02)
Operating Expenses
Lower (higher) lease operating and transportation expenses	(0.12)					(0.12)
Lower (higher) operating expenses	(0.09)	(0.05)		(0.08)	(0.02)	(0.24)
Lower (higher) property, franchise and other taxes	0.04					0.04
Lower (higher) depreciation / depletion	(0.34)	(0.03)	(0.02)	(0.03)		(0.42)
Other Income (Expense)
Higher (lower) other income		0.01		0.01	(0.02)	—
(Higher) lower interest expense	(0.05)	(0.03)	0.01		0.02	(0.05)
Income Taxes
Lower (higher) income tax expense / effective tax rate	0.03	(0.01)	(0.01)	0.08	—	0.09
All other / rounding	—	—	—	0.01	0.02	0.03
Nine months ended June 30, 2024 adjusted operating results per share	1.63	0.92	0.89	0.80	—	4.24
Items impacting comparability:
Impairment of exploration and production properties, net of tax	(1.57)					(1.57)
Unrealized gain (loss) on derivative asset, net of tax	(0.04)					(0.04)
Unrealized gain (loss) on other investments, net of tax					0.02	0.02
Rounding	0.01				(0.01)	—
Nine months ended June 30, 2024 GAAP earnings per share	$0.03	$0.92	$0.89	$0.80	$0.01	$2.65

* Amounts do not reflect intercompany eliminations.
** Drivers of adjusted operating results have been calculated using the 21% federal statutory rate.
*** Downstream margin defined as operating revenues less purchased gas expense.

Page 13.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

(Thousands of Dollars, except per share amounts)
	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	(Unaudited)		(Unaudited)
SUMMARY OF OPERATIONS	2024	2023	2024	2023
Operating Revenues:
Utility Revenues	$124,858	$144,538	$616,977	$862,914
Exploration and Production and Other Revenues	220,905	216,581	739,537	738,107
Pipeline and Storage and Gathering Revenues	71,679	67,585	216,228	203,803
	417,442	428,704	1,572,742	1,804,824
Operating Expenses:
Purchased Gas	4,952	35,425	167,444	450,461
Operation and Maintenance:
Utility	53,412	50,080	166,405	156,885
Exploration and Production and Other	35,148	27,659	102,768	86,315
Pipeline and Storage and Gathering	40,019	38,607	114,321	109,347
Property, Franchise and Other Taxes	21,201	20,427	66,635	71,999
Depreciation, Depletion and Amortization	113,454	102,410	348,179	299,973
Impairment of Exploration and Production Properties	200,696	—	200,696	—
	468,882	274,608	1,166,448	1,174,980

Operating Income (Loss)	(51,440)	154,096	406,294	629,844

Other Income (Expense):
Other Income (Deductions)	3,188	3,551	12,989	12,754
Interest Expense on Long-Term Debt	(32,876)	(26,311)	(89,791)	(83,499)
Other Interest Expense	(1,341)	(5,781)	(14,250)	(15,485)

Income (Loss) Before Income Taxes	(82,469)	125,555	315,242	543,614

Income Tax Expense (Benefit)	(28,311)	32,935	70,108	140,425

Net Income (Loss) Available for Common Stock	$(54,158)	$92,620	$245,134	$403,189

Earnings (Loss) Per Common Share
Basic	$(0.59)	$1.01	$2.67	$4.40
Diluted	$(0.59)	$1.00	$2.65	$4.37

Weighted Average Common Shares:
Used in Basic Calculation	91,874,049	91,803,638	91,966,034	91,725,286
Used in Diluted Calculation	91,874,049	92,294,666	92,467,787	92,268,904

Page 14.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30,	September 30,
(Thousands of Dollars)	2024	2023
ASSETS
Property, Plant and Equipment	$14,245,690	$13,635,303
Less - Accumulated Depreciation, Depletion and Amortization	6,834,824	6,335,441
Net Property, Plant and Equipment	7,410,866	7,299,862
Current Assets:
Cash and Temporary Cash Investments	81,414	55,447
Receivables - Net	156,846	160,601
Unbilled Revenue	15,032	16,622
Gas Stored Underground	14,186	32,509
Materials and Supplies - at average cost	48,331	48,989
Other Current Assets	82,923	100,260
Total Current Assets	398,732	414,428
Other Assets:
Recoverable Future Taxes	80,820	69,045
Unamortized Debt Expense	6,007	7,240
Other Regulatory Assets	73,934	72,138
Deferred Charges	89,740	82,416
Other Investments	79,547	73,976
Goodwill	5,476	5,476
Prepaid Pension and Post-Retirement Benefit Costs	230,591	200,301
Fair Value of Derivative Financial Instruments	100,317	50,487
Other	5,007	4,891
Total Other Assets	671,439	565,970
Total Assets	$8,481,037	$8,280,260
CAPITALIZATION AND LIABILITIES
Capitalization:
Comprehensive Shareholders' Equity
Common Stock, $1 Par Value Authorized - 200,000,000 Shares; Issued and
Outstanding - 91,612,488 Shares and 91,819,405 Shares, Respectively	$91,612	$91,819
Paid in Capital	1,046,479	1,040,761
Earnings Reinvested in the Business	1,970,384	1,885,856
Accumulated Other Comprehensive Income (Loss)	5,050	(55,060)
Total Comprehensive Shareholders' Equity	3,113,525	2,963,376
Long-Term Debt, Net of Current Portion and Unamortized Discount and Debt Issuance Costs	2,637,115	2,384,485
Total Capitalization	5,750,640	5,347,861
Current and Accrued Liabilities:
Notes Payable to Banks and Commercial Paper	—	287,500
Current Portion of Long-Term Debt	50,000	—
Accounts Payable	101,200	152,193
Amounts Payable to Customers	62,569	59,019
Dividends Payable	47,195	45,451
Interest Payable on Long-Term Debt	46,926	20,399
Customer Advances	—	21,003
Customer Security Deposits	36,674	28,764
Other Accruals and Current Liabilities	169,133	160,974
Fair Value of Derivative Financial Instruments	2,941	31,009
Total Current and Accrued Liabilities	516,638	806,312
Other Liabilities:
Deferred Income Taxes	1,172,068	1,124,170
Taxes Refundable to Customers	302,733	268,562
Cost of Removal Regulatory Liability	289,356	277,694
Other Regulatory Liabilities	164,390	165,441
Other Post-Retirement Liabilities	2,741	2,915
Asset Retirement Obligations	157,653	165,492
Other Liabilities	124,818	121,813
Total Other Liabilities	2,213,759	2,126,087
Commitments and Contingencies	—	—
Total Capitalization and Liabilities	$8,481,037	$8,280,260

Page 15.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Nine Months Ended
	June 30,
(Thousands of Dollars)	2024	2023

Operating Activities:
Net Income Available for Common Stock	$245,134	$403,189
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Impairment of Exploration and Production Properties	200,696	—
Depreciation, Depletion and Amortization	348,179	299,973
Deferred Income Taxes	47,212	101,096
Stock-Based Compensation	15,984	15,807
Other	18,542	16,640
Change in:
Receivables and Unbilled Revenue	5,253	192,324
Gas Stored Underground and Materials and Supplies	18,981	11,757
Unrecovered Purchased Gas Costs	—	75,244
Other Current Assets	17,431	(12,230)
Accounts Payable	(13,705)	(52,340)
Amounts Payable to Customers	3,550	21,972
Customer Advances	(21,003)	(26,108)
Customer Security Deposits	7,910	9,741
Other Accruals and Current Liabilities	23,846	45,363
Other Assets	(35,346)	(39,367)
Other Liabilities	(14,649)	(7,949)
Net Cash Provided by Operating Activities	$868,015	$1,055,112

Investing Activities:
Capital Expenditures	$(684,200)	$(727,738)
Acquisition of Upstream Assets	—	(124,758)
Sale of Fixed Income Mutual Fund Shares in Grantor Trust	—	10,000
Other	(1,371)	13,397
Net Cash Used in Investing Activities	$(685,571)	$(829,099)

Financing Activities:
Proceeds from Issuance of Short-Term Note Payable to Bank	$—	$250,000
Repayment of Short-Term Note Payable to Bank	—	(250,000)
Net Change in Other Short-Term Notes Payable to Banks and Commercial Paper	(287,500)	78,500
Shares Repurchased Under Repurchase Plan	(27,847)	—
Reduction of Long-Term Debt	—	(549,000)
Net Proceeds From Issuance of Long-Term Debt	299,396	297,533
Dividends Paid on Common Stock	(136,610)	(130,653)
Net Repurchases of Common Stock Under Stock and Benefit Plans	(3,916)	(6,696)
Net Cash Used in Financing Activities	$(156,477)	$(310,316)

Net Increase (Decrease) in Cash, Cash Equivalents, and Restricted Cash	25,967	(84,303)
Cash, Cash Equivalents, and Restricted Cash at Beginning of Period	55,447	137,718
Cash, Cash Equivalents, and Restricted Cash at June 30	$81,414	$53,415

Page 16.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

UPSTREAM BUSINESS

	Three Months Ended			Nine Months Ended
(Thousands of Dollars, except per share amounts)	June 30,			June 30,
EXPLORATION AND PRODUCTION SEGMENT	2024	2023	Variance	2024	2023	Variance
Total Operating Revenues	$220,905	$216,581	$4,324	$739,537	$738,107	$1,430
Operating Expenses:
Operation and Maintenance:
General and Administrative Expense	18,213	15,877	2,336	53,170	48,910	4,260
Lease Operating and Transportation Expense	66,581	61,815	4,766	203,317	189,144	14,173
All Other Operation and Maintenance Expense	4,526	2,358	2,168	12,714	6,970	5,744
Property, Franchise and Other Taxes	3,050	2,295	755	9,764	13,943	(4,179)
Depreciation, Depletion and Amortization	68,778	60,584	8,194	214,191	174,747	39,444
Impairment of Exploration and Production Properties	200,696	—	200,696	200,696	—	200,696
	361,844	142,929	218,915	693,852	433,714	260,138

Operating Income (Loss)	(140,939)	73,652	(214,591)	45,685	304,393	(258,708)

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Credit	100	347	(247)	301	1,042	(741)
Interest and Other Income (Deductions)	(488)	(806)	318	(830)	(1,098)	268
Interest Expense	(14,670)	(13,628)	(1,042)	(45,046)	(39,049)	(5,997)
Income (Loss) Before Income Taxes	(155,997)	59,565	(215,562)	110	265,288	(265,178)
Income Tax Expense (Benefit)	(43,969)	16,236	(60,205)	(2,411)	69,785	(72,196)
Net Income (Loss)	$(112,028)	$43,329	$(155,357)	$2,521	$195,503	$(192,982)
Net Income (Loss) Per Share (Diluted)	$(1.22)	$0.47	$(1.69)	$0.03	$2.12	$(2.09)

Page 17.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

MIDSTREAM BUSINESSES

	Three Months Ended			Nine Months Ended
(Thousands of Dollars, except per share amounts)	June 30,			June 30,
PIPELINE AND STORAGE SEGMENT	2024	2023	Variance	2024	2023	Variance
Revenues from External Customers	$68,035	$62,956	$5,079	$204,071	$194,800	$9,271
Intersegment Revenues	37,384	29,439	7,945	103,781	90,354	13,427
Total Operating Revenues	105,419	92,395	13,024	307,852	285,154	22,698
Operating Expenses:
Purchased Gas	614	223	391	1,540	1,111	429
Operation and Maintenance	28,128	26,207	1,921	83,142	77,501	5,641
Property, Franchise and Other Taxes	8,456	8,329	127	25,776	25,452	324
Depreciation, Depletion and Amortization	18,453	17,732	721	56,157	52,874	3,283
	55,651	52,491	3,160	166,615	156,938	9,677

Operating Income	49,768	39,904	9,864	141,237	128,216	13,021

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Credit	1,257	1,330	(73)	3,772	3,990	(218)
Interest and Other Income	2,362	1,831	531	6,340	4,653	1,687
Interest Expense	(11,855)	(10,873)	(982)	(35,698)	(32,702)	(2,996)
Income Before Income Taxes	41,532	32,192	9,340	115,651	104,157	11,494
Income Tax Expense	10,842	8,379	2,463	30,169	27,010	3,159
Net Income	$30,690	$23,813	$6,877	$85,482	$77,147	$8,335
Net Income Per Share (Diluted)	$0.33	$0.26	$0.07	$0.92	$0.84	$0.08

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
GATHERING SEGMENT	2024	2023	Variance	2024	2023	Variance
Revenues from External Customers	$3,644	$4,629	$(985)	$12,157	$9,003	$3,154
Intersegment Revenues	56,476	54,277	2,199	174,544	163,297	11,247
Total Operating Revenues	60,120	58,906	1,214	186,701	172,300	14,401
Operating Expenses:
Operation and Maintenance	12,382	12,849	(467)	32,682	33,252	(570)
Property, Franchise and Other Taxes	107	25	82	224	39	185
Depreciation, Depletion and Amortization	9,732	8,987	745	28,800	26,613	2,187
	22,221	21,861	360	61,706	59,904	1,802

Operating Income	37,899	37,045	854	124,995	112,396	12,599

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Credit	9	37	(28)	28	112	(84)
Interest and Other Income	113	63	50	257	458	(201)
Interest Expense	(3,393)	(3,613)	220	(10,824)	(11,556)	732
Income Before Income Taxes	34,628	33,532	1,096	114,456	101,410	13,046
Income Tax Expense	9,649	9,397	252	31,946	28,203	3,743
Net Income	$24,979	$24,135	$844	$82,510	$73,207	$9,303
Net Income Per Share (Diluted)	$0.27	$0.26	$0.01	$0.89	$0.79	$0.10

Page 18.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

DOWNSTREAM BUSINESS

	Three Months Ended			Nine Months Ended
(Thousands of Dollars, except per share amounts)	June 30,			June 30,
UTILITY SEGMENT	2024	2023	Variance	2024	2023	Variance
Revenues from External Customers	$124,858	$144,538	$(19,680)	$616,977	$862,914	$(245,937)
Intersegment Revenues	86	79	7	479	500	(21)
Total Operating Revenues	124,944	144,617	(19,673)	617,456	863,414	(245,958)
Operating Expenses:
Purchased Gas	40,096	63,151	(23,055)	264,983	533,452	(268,469)
Operation and Maintenance	54,349	50,915	3,434	169,261	159,483	9,778
Property, Franchise and Other Taxes	9,452	9,639	(187)	30,471	32,169	(1,698)
Depreciation, Depletion and Amortization	16,373	14,997	1,376	48,678	45,425	3,253
	120,270	138,702	(18,432)	513,393	770,529	(257,136)

Operating Income	4,674	5,915	(1,241)	104,063	92,885	11,178

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Credit (Costs)	462	8	454	1,788	(5)	1,793
Interest and Other Income	1,485	1,694	(209)	4,735	4,903	(168)
Interest Expense	(8,417)	(8,441)	24	(25,402)	(26,193)	791
Income (Loss) Before Income Taxes	(1,796)	(824)	(972)	85,184	71,590	13,594
Income Tax Expense (Benefit)	(4,355)	(861)	(3,494)	11,336	16,016	(4,680)
Net Income	$2,559	$37	$2,522	$73,848	$55,574	$18,274
Net Income Per Share (Diluted)	$0.03	$—	$0.03	$0.80	$0.60	$0.20

Page 19.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended			Nine Months Ended
(Thousands of Dollars, except per share amounts)	June 30,			June 30,
ALL OTHER	2024	2023	Variance	2024	2023	Variance
Total Operating Revenues	$—	$—	$—	$—	$—	$—
Operating Expenses:
Operation and Maintenance	—	—	—	—	21	(21)
	—	—	—	—	21	(21)

Operating Loss	—	—	—	—	(21)	21
Other Income (Expense):
Interest and Other Income (Deductions)	(65)	(65)	—	(184)	(451)	267
Interest Expense	(97)	(41)	(56)	(262)	(89)	(173)
Loss before Income Taxes	(162)	(106)	(56)	(446)	(561)	115
Income Tax Benefit	(38)	(25)	(13)	(105)	(131)	26
Net Loss	$(124)	$(81)	$(43)	$(341)	$(430)	$89
Net Loss Per Share (Diluted)	$—	$—	$—	$—	$—	$—

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
CORPORATE	2024	2023	Variance	2024	2023	Variance
Revenues from External Customers	$—	$—	$—	$—	$—	$—
Intersegment Revenues	1,285	1,152	133	3,856	3,455	401
Total Operating Revenues	1,285	1,152	133	3,856	3,455	401
Operating Expenses:
Operation and Maintenance	3,873	3,323	550	12,789	10,770	2,019
Property, Franchise and Other Taxes	136	139	(3)	400	396	4
Depreciation, Depletion and Amortization	118	110	8	353	314	39
	4,127	3,572	555	13,542	11,480	2,062

Operating Loss	(2,842)	(2,420)	(422)	(9,686)	(8,025)	(1,661)
Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Costs	(386)	(354)	(32)	(1,161)	(1,063)	(98)
Interest and Other Income	39,025	36,312	2,713	120,288	111,598	8,690
Interest Expense on Long-Term Debt	(32,876)	(26,311)	(6,565)	(89,791)	(83,499)	(6,292)
Other Interest Expense	(3,595)	(6,031)	2,436	(19,363)	(17,281)	(2,082)
Income (Loss) before Income Taxes	(674)	1,196	(1,870)	287	1,730	(1,443)
Income Tax Benefit	(440)	(191)	(249)	(827)	(458)	(369)
Net Income (Loss)	$(234)	$1,387	$(1,621)	$1,114	$2,188	$(1,074)
Net Income (Loss) Per Share (Diluted)	$—	$0.01	$(0.01)	$0.01	$0.02	$(0.01)

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
INTERSEGMENT ELIMINATIONS	2024	2023	Variance	2024	2023	Variance
Intersegment Revenues	$(95,231)	$(84,947)	$(10,284)	$(282,660)	$(257,606)	$(25,054)
Operating Expenses:
Purchased Gas	(35,758)	(27,949)	(7,809)	(99,079)	(84,102)	(14,977)
Operation and Maintenance	(59,473)	(56,998)	(2,475)	(183,581)	(173,504)	(10,077)
	(95,231)	(84,947)	(10,284)	(282,660)	(257,606)	(25,054)
Operating Income	—	—	—	—	—	—
Other Income (Expense):
Interest and Other Deductions	(40,686)	(36,846)	(3,840)	(122,345)	(111,385)	(10,960)
Interest Expense	40,686	36,846	3,840	122,345	111,385	10,960
Net Income	$—	$—	$—	$—	$—	$—
Net Income Per Share (Diluted)	$—	$—	$—	$—	$—	$—

Page 20.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT INFORMATION (Continued)
(Thousands of Dollars)

	Three Months Ended					Nine Months Ended
	June 30,					June 30,
	(Unaudited)					(Unaudited)
					Increase					Increase
	2024		2023		(Decrease)	2024		2023		(Decrease)

Capital Expenditures:
Exploration and Production(1)	$114,679	(2)	$269,171	(4)	$(154,492)	$399,820	(2)(3)	$592,787	(4)(5)	$(192,967)
Pipeline and Storage	26,212	(2)	33,503	(4)	(7,291)	68,791	(2)(3)	66,767	(4)(5)	2,024
Gathering	29,570	(2)	21,297	(4)	8,273	69,088	(2)(3)	55,379	(4)(5)	13,709
Utility	49,257	(2)	39,446	(4)	9,811	117,508	(2)(3)	88,676	(4)(5)	28,832
Total Reportable Segments	219,718		363,417		(143,699)	655,207		803,609		(148,402)
All Other	—		—		—	—		—		—
Corporate	71		45		26	253		449		(196)
Total Capital Expenditures	$219,789		$363,462		$(143,673)	$655,460		$804,058		$(148,598)

(1)The quarter and nine months ended June 30, 2024 includes $6.2 million related to the acquisition of assets from UGI. The quarter and nine months ended June 30, 2023 includes $124.8 million related to the acquisition of upstream assets acquired from SWN, as well as $11.5 million related to the acquisition of assets from EXCO. The acquisition cost for the assets acquired from SWN is reported as a component of Acquisition of Upstream Assets on the Consolidated Statement of Cash Flows.

(2)Capital expenditures for the quarter and nine months ended June 30, 2024, include accounts payable and accrued liabilities related to capital expenditures of $50.9 million, $7.0 million, $14.6 million, and $8.0 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts have been excluded from the Consolidated Statement of Cash Flows at June 30, 2024, since they represent non-cash investing activities at that date.

(3)Capital expenditures for the nine months ended June 30, 2024, exclude capital expenditures of $43.2 million, $31.8 million, $20.6 million and $13.6 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts were in accounts payable and accrued liabilities at September 30, 2023 and paid during the nine months ended June 30, 2024. These amounts were excluded from the Consolidated Statement of Cash Flows at September 30, 2023, since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at June 30, 2024.

(4)Capital expenditures for the quarter and nine months ended June 30, 2023, include accounts payable and accrued liabilities related to capital expenditures of $52.8 million, $7.7 million, $2.8 million, and $8.5 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts were excluded from the Consolidated Statement of Cash Flows at June 30, 2023, since they represented non-cash investing activities at that date.

(5)Capital expenditures for the nine months ended June 30, 2023, exclude capital expenditures of $83.0 million, $15.2 million, $10.7 million and $11.4 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts were in accounts payable and accrued liabilities at September 30, 2022 and paid during the nine months ended June 30, 2023. These amounts were excluded from the Consolidated Statement of Cash Flows at September 30, 2022, since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at June 30, 2023.

DEGREE DAYS
				Percent Colder
				(Warmer) Than:
Three Months Ended June 30,	Normal	2024	2023	Normal (1)	Last Year (1)
Buffalo, NY	912	565	788	(38.0)	(28.3)
Erie, PA(2)	776	519	802	(33.1)	(35.3)

Nine Months Ended June 30,
Buffalo, NY	6,491	5,128	5,656	(21.0)	(9.3)
Erie, PA(2)	5,727	4,759	5,434	(16.9)	(12.4)

(1)Percents compare actual 2024 degree days to normal degree days and actual 2024 degree days to actual 2023 degree days.
(2)Normal degree days changed from NOAA 30-year degree days to NOAA 15-year degree days with the implementation of new base rates in Pennsylvania in August 2023.

Page 21.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
			Increase			Increase
	2024	2023	(Decrease)	2024	2023	(Decrease)

Gas Production/Prices:
Production (MMcf)
Appalachia	96,504	94,747	1,757	300,144	278,562	21,582

Average Prices (Per Mcf)
Weighted Average	$1.50	$1.66	$(0.16)	$1.93	$3.05	$(1.12)
Weighted Average after Hedging	2.28	2.27	0.01	2.45	2.62	(0.17)

Selected Operating Performance Statistics:
General and Administrative Expense per Mcf (1)	$0.19	$0.17	$0.02	$0.18	$0.18	$—
Lease Operating and Transportation Expense per Mcf (1)(2)	$0.69	$0.65	$0.04	$0.68	$0.68	$—
Depreciation, Depletion and Amortization per Mcf (1)	$0.71	$0.64	$0.07	$0.71	$0.63	$0.08

(1)Refer to page 16 for the General and Administrative Expense, Lease Operating and Transportation Expense and Depreciation, Depletion, and Amortization Expense for the Exploration and Production segment.
(2)Amounts include transportation expense of $0.59 and $0.55 per Mcf for the three months ended June 30, 2024 and June 30, 2023, respectively. Amounts include transportation expense of $0.57 and $0.57 per Mcf for the nine months ended June 30, 2024 and June 30, 2023, respectively.

Page 22.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

Hedging Summary for Remaining Three Months of Fiscal 2024	Volume		Average Hedge Price
Gas Swaps
NYMEX	38,670,000	MMBTU	$3.35 / MMBTU
No Cost Collars	14,400,000	MMBTU	$3.22 / MMBTU (Floor) / $3.79 / MMBTU (Ceiling)
Fixed Price Physical Sales	18,576,729	MMBTU	$2.43 / MMBTU
Total	71,646,729	MMBTU

Hedging Summary for Fiscal 2025	Volume		Average Hedge Price
Gas Swaps
NYMEX	115,030,000	MMBTU	$3.49 / MMBTU
No Cost Collars	57,085,000	MMBTU	$3.44 / MMBTU (Floor) / $4.54 / MMBTU (Ceiling)
Fixed Price Physical Sales	80,477,792	MMBTU	$2.48 / MMBTU
Total	252,592,792	MMBTU

Hedging Summary for Fiscal 2026	Volume		Average Hedge Price
Gas Swaps
NYMEX	40,635,000	MMBTU	$3.95 / MMBTU
No Cost Collars	50,595,000	MMBTU	$3.48 / MMBTU (Floor) / $4.68 / MMBTU (Ceiling)
Fixed Price Physical Sales	76,661,112	MMBTU	$2.44 / MMBTU
Total	167,891,112	MMBTU

Hedging Summary for Fiscal 2027	Volume		Average Hedge Price
Gas Swaps
NYMEX	21,750,000	MMBTU	$4.16 / MMBTU
No Cost Collars	3,560,000	MMBTU	$3.53 / MMBTU (Floor) / $4.76 / MMBTU (Ceiling)
Fixed Price Physical Sales	59,118,055	MMBTU	$2.50 / MMBTU
Total	84,428,055	MMBTU

Hedging Summary for Fiscal 2028	Volume		Average Hedge Price
Gas Swaps
NYMEX	1,750,000	MMBTU	$4.16 / MMBTU
Fixed Price Physical Sales	21,987,828	MMBTU	$2.68 / MMBTU
Total	23,737,828	MMBTU

Hedging Summary for Fiscal 2029	Volume		Average Hedge Price
Fixed Price Physical Sales	7,051,614	MMBTU	$2.88 / MMBTU

Hedging Summary for Fiscal 2030	Volume		Average Hedge Price
Fixed Price Physical Sales	266,314	MMBTU	$2.92 / MMBTU

Page 23.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

Pipeline and Storage Throughput - (millions of cubic feet - MMcf)

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
			Increase			Increase
	2024	2023	(Decrease)	2024	2023	(Decrease)
Firm Transportation - Affiliated	18,377	22,295	(3,918)	92,433	108,911	(16,478)
Firm Transportation - Non-Affiliated	150,133	159,145	(9,012)	498,435	528,234	(29,799)
Interruptible Transportation	118	97	21	1,508	2,024	(516)
	168,628	181,537	(12,909)	592,376	639,169	(46,793)

Gathering Volume - (MMcf)
	Three Months Ended			Nine Months Ended
	June 30,			June 30,
			Increase			Increase
	2024	2023	(Decrease)	2024	2023	(Decrease)
Gathered Volume	118,445	118,707	(262)	367,832	336,078	31,754

Utility Throughput - (MMcf)
	Three Months Ended			Nine Months Ended
	June 30,			June 30,
			Increase			Increase
	2024	2023	(Decrease)	2024	2023	(Decrease)
Retail Sales:
Residential Sales	8,123	9,600	(1,477)	53,168	57,636	(4,468)
Commercial Sales	1,308	1,434	(126)	8,401	8,812	(411)
Industrial Sales	62	87	(25)	389	506	(117)
	9,493	11,121	(1,628)	61,958	66,954	(4,996)
Transportation	12,819	12,468	351	52,984	53,567	(583)
	22,312	23,589	(1,277)	114,942	120,521	(5,579)

Page 24.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES

In addition to financial measures calculated in accordance with generally accepted accounting principles (GAAP), this press release contains information regarding adjusted operating results, adjusted EBITDA and free cash flow, which are non-GAAP financial measures. The Company believes that these non-GAAP financial measures are useful to investors because they provide an alternative method for assessing the Company's ongoing operating results or liquidity and for comparing the Company’s financial performance to other companies. The Company's management uses these non-GAAP financial measures for the same purpose, and for planning and forecasting purposes. The presentation of non-GAAP financial measures is not meant to be a substitute for financial measures in accordance with GAAP.

Management defines adjusted operating results as reported GAAP earnings before items impacting comparability. The following table reconciles National Fuel's reported GAAP earnings to adjusted operating results for the three and nine months ended June 30, 2024 and 2023:

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(in thousands except per share amounts)	2024	2023	2024	2023
Reported GAAP Earnings	$(54,158)	$92,620	$245,134	$403,189
Items impacting comparability:
Impairment of exploration and production properties (E&P)	200,696	—	200,696	—
Tax impact of impairment of exploration and production properties	(55,686)	—	(55,686)	—
Unrealized (gain) loss on derivative asset (E&P)	1,186	1,430	4,848	3,702
Tax impact of unrealized (gain) loss on derivative asset	(325)	(392)	(1,330)	(1,015)
Unrealized (gain) loss on other investments (Corporate / All Other)	15	(355)	(1,803)	(1,632)
Tax impact of unrealized (gain) loss on other investments	(3)	74	379	343
Adjusted Operating Results	$91,725	$93,377	$392,238	$404,587

Reported GAAP Earnings Per Share	$(0.59)	$1.00	$2.65	$4.37
Items impacting comparability:
Impairment of exploration and production properties, net of tax (E&P)	1.58	—	1.57	—
Unrealized (gain) loss on derivative asset, net of tax (E&P)	0.01	0.01	0.04	0.03
Unrealized (gain) loss on other investments, net of tax (Corporate / All Other)	—	—	(0.02)	(0.01)
Rounding	(0.01)	—	—	(0.01)
Adjusted Operating Results Per Share	$0.99	$1.01	$4.24	$4.38

Management defines adjusted EBITDA as reported GAAP earnings before the following items: interest expense, income taxes, depreciation, depletion and amortization, other income and deductions, impairments, and other items reflected in operating income that impact comparability. The following tables reconcile National Fuel's reported GAAP earnings to adjusted EBITDA for the three and nine months ended June 30, 2024 and 2023:

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(in thousands)	2024	2023	2024	2023
Reported GAAP Earnings	$(54,158)	$92,620	$245,134	$403,189
Depreciation, Depletion and Amortization	113,454	102,410	348,179	299,973
Other (Income) Deductions	(3,188)	(3,551)	(12,989)	(12,754)
Interest Expense	34,217	32,092	104,041	98,984
Income Taxes	(28,311)	32,935	70,108	140,425
Impairment of Exploration and Production Properties	200,696	—	200,696	—
Adjusted EBITDA	$262,710	$256,506	$955,169	$929,817

Adjusted EBITDA by Segment
Pipeline and Storage Adjusted EBITDA	$68,221	$57,636	$197,394	$181,090
Gathering Adjusted EBITDA	47,631	46,032	153,795	139,009
Total Midstream Businesses Adjusted EBITDA	115,852	103,668	351,189	320,099
Exploration and Production Adjusted EBITDA	128,535	134,236	460,572	479,140
Utility Adjusted EBITDA	21,047	20,912	152,741	138,310
Corporate and All Other Adjusted EBITDA	(2,724)	(2,310)	(9,333)	(7,732)
Total Adjusted EBITDA	$262,710	$256,506	$955,169	$929,817

Page 25.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
SEGMENT ADJUSTED EBITDA

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(in thousands)	2024	2023	2024	2023
Exploration and Production Segment
Reported GAAP Earnings	$(112,028)	$43,329	$2,521	$195,503
Depreciation, Depletion and Amortization	68,778	60,584	214,191	174,747
Other (Income) Deductions	388	459	529	56
Interest Expense	14,670	13,628	45,046	39,049
Income Taxes	(43,969)	16,236	(2,411)	69,785
Impairment of Exploration and Production Properties	200,696	—	200,696	—
Adjusted EBITDA	$128,535	$134,236	$460,572	$479,140

Pipeline and Storage Segment
Reported GAAP Earnings	$30,690	$23,813	$85,482	$77,147
Depreciation, Depletion and Amortization	18,453	17,732	56,157	52,874
Other (Income) Deductions	(3,619)	(3,161)	(10,112)	(8,643)
Interest Expense	11,855	10,873	35,698	32,702
Income Taxes	10,842	8,379	30,169	27,010
Adjusted EBITDA	$68,221	$57,636	$197,394	$181,090

Gathering Segment
Reported GAAP Earnings	$24,979	$24,135	$82,510	$73,207
Depreciation, Depletion and Amortization	9,732	8,987	28,800	26,613
Other (Income) Deductions	(122)	(100)	(285)	(570)
Interest Expense	3,393	3,613	10,824	11,556
Income Taxes	9,649	9,397	31,946	28,203
Adjusted EBITDA	$47,631	$46,032	$153,795	$139,009

Utility Segment
Reported GAAP Earnings	$2,559	$37	$73,848	$55,574
Depreciation, Depletion and Amortization	16,373	14,997	48,678	45,425
Other (Income) Deductions	(1,947)	(1,702)	(6,523)	(4,898)
Interest Expense	8,417	8,441	25,402	26,193
Income Taxes	(4,355)	(861)	11,336	16,016
Adjusted EBITDA	$21,047	$20,912	$152,741	$138,310

Corporate and All Other
Reported GAAP Earnings	$(358)	$1,306	$773	$1,758
Depreciation, Depletion and Amortization	118	110	353	314
Other (Income) Deductions	2,112	953	3,402	1,301
Interest Expense	(4,118)	(4,463)	(12,929)	(10,516)
Income Taxes	(478)	(216)	(932)	(589)
Adjusted EBITDA	$(2,724)	$(2,310)	$(9,333)	$(7,732)

Page 26.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
FREE CASH FLOW

Management defines free cash flow as net cash provided by operating activities, less net cash used in investing activities, adjusted for acquisitions and divestitures. The following table reconciles National Fuel's free cash flow to Net Cash Provided by Operating Activities on the Consolidated Statement of Cash Flows for the nine months ended June 30, 2024 and 2023:

	Nine Months Ended
	June 30,
(in thousands)	2024	2023

Net Cash Provided by Operating Activities	$868,015	$1,055,112

Less:
Net Cash Used in Investing Activities	685,571	829,099
	182,444	226,013
Plus:
Acquisitions	—	124,758
Upstream Acquisitions Included in Capital Expenditures(1)	6,178	11,502

Free Cash Flow	$188,622	$362,273

(1)Amount for the nine months ended June 30, 3024 of $6.2 million relates to the acquisition of assets from UGI. Amount for the nine months ended June 30, 2023 of $11.5 million relates to the acquisition of assets from EXCO. Both of these amounts are included in Capital Expenditures on the Consolidated Statement of Cash Flows for the respective periods.

The Company is unable to provide a reconciliation of any projected free cash flow measure to its comparable GAAP financial measure without unreasonable efforts. This is due to an inability to calculate the comparable GAAP projected metrics, including operating income and total production costs, given the unknown effect, timing, and potential significance of certain income statement items.